Exhibit 99

6363 Main Street/Williamsville, NY 14221

Release Date:	Immediate August 4, 2022	Brandon J. Haspett Investor Relations 716-857-7697	Karen M. Camiolo Treasurer 716-857-7344

NATIONAL FUEL REPORTS THIRD QUARTER EARNINGS
AND ANNOUNCES PRELIMINARY GUIDANCE FOR FISCAL 2023

WILLIAMSVILLE, N.Y.: National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated results for the third quarter of its 2022 fiscal year and for the nine months ended June 30, 2022.

FISCAL 2022 THIRD QUARTER SUMMARY
•GAAP net income of $108.2 million, or $1.17 per share, compared to GAAP net income of $86.5 million, or $0.94 per share, in the prior year, an increase of 24% per share.
•Adjusted operating results of $141.9 million, or $1.54 per share, an increase of 66%, compared to $0.93 per share, in the prior year (see non-GAAP reconciliation on page 2).
•Adjusted EBITDA of $318.1 million, an increase of 36%, compared to $234.2 million in the prior year (see non-GAAP reconciliation on page 25).
•Successfully closed the sale of the Company's California assets for net cash proceeds of approximately $241 million, after customary closing adjustments, and future contingent consideration with a potential value of up to $30 million.
•Company is revising its fiscal 2022 earnings guidance to a range of $5.85 to $5.95 per share, excluding items impacting comparability, and initiating its fiscal 2023 earnings guidance with a range of $7.25 to $7.75 per share, an increase of 27% from fiscal 2022, at the midpoint (see Guidance Summary on page 8).

MANAGEMENT COMMENTS

David P. Bauer, President and Chief Executive Officer of National Fuel Gas Company, stated: “National Fuel had an excellent third quarter, with adjusted operating results increasing 66% compared to the prior year. The benefits of our integrated approach to development were evident during the quarter, with the FM100 Project driving meaningful growth in our Pipeline and Storage segment, while providing a valuable outlet for Seneca’s natural gas production. Moreover, our coordinated approach to Appalachian development, in which we own and operate 100% of our gathering infrastructure, allowed us to maximize Seneca’s production during the quarter, capitalizing on the further improved commodity price environment.”

"As we look to next year, the Company is poised for continued earnings growth and sustained free cash flow generation. Underpinned by our highly-efficient Appalachian development program, our valuable firm transportation portfolio, and a strong natural gas price outlook, we expect to continue to grow our natural gas production base, with our gathering business growing in lockstep. This, coupled with our ongoing investment in modernizing our resilient and reliable transmission, storage, and distribution infrastructure, positions the Company to deliver value through further earnings growth, deleveraging our balance sheet, and the predictable return of an increasing amount of cash to shareholders.”

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RECONCILIATION OF GAAP EARNINGS TO ADJUSTED OPERATING RESULTS

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(in thousands except per share amounts)	2022	2021	2022	2021
Reported GAAP Earnings	$108,158	$86,475	$407,879	$276,685
Items impacting comparability:
Items related to West Coast asset sale:
Gain on sale of West Coast assets (E&P)	(12,736)	—	(12,736)	—
Tax impact of gain on sale of West Coast assets	3,225	—	3,225	—
Loss from discontinuance of crude oil cash flow hedges (E&P)	44,632	—	44,632	—
Tax impact of loss from discontinuance of crude oil cash flow hedges	(11,303)	—	(11,303)	—
Transaction and severance costs (E&P)	9,693	—	9,693	—
Tax impact of transaction and severance costs	(2,455)	—	(2,455)	—
Total items impacting comparability related to West Coast asset sale	31,056	—	31,056	—

Reduction of other post-retirement regulatory liability (Utility)	—	—	(18,533)	—
Tax impact of reduction of other post-retirement regulatory liability	—	—	3,892	—
Unrealized (gain) loss on other investments (Corporate / All Other)	3,434	(1,025)	10,093	(575)
Tax impact of unrealized (gain) loss on other investments	(721)	215	(2,120)	120
Impairment of oil and gas properties (E&P)	—	—	—	76,152
Tax impact of impairment of oil and gas properties	—	—	—	(20,980)
Gain on sale of timber properties (Corporate / All Other)	—	—	—	(51,066)
Tax impact of gain on sale of timber properties	—	—	—	14,069
Premium paid on early redemption of debt	—	—	—	15,715
Tax impact of premium paid on early redemption of debt	—	—	—	(4,321)
Adjusted Operating Results	$141,927	$85,665	$432,267	$305,799

Reported GAAP Earnings Per Share	$1.17	$0.94	$4.43	$3.02
Items impacting comparability:
Items related to West Coast asset sale:
Gain on sale of West Coast assets, net of tax (E&P)	(0.10)	—	(0.10)	—
Loss from discontinuance of crude oil cash flow hedges, net of tax (E&P)	0.36	—	0.36	—
Transaction and severance costs, net of tax (E&P)	0.08	—	0.08	—
Total items impacting comparability related to West Coast asset sale	0.34	—	0.34	—

Reduction of other post-retirement regulatory liability, net of tax (Utility)	—	—	(0.16)	—
Unrealized (gain) loss on other investments, net of tax (Corporate / All Other)	0.03	(0.01)	0.08	—
Impairment of oil and gas properties, net of tax (E&P)	—	—	—	0.60
Gain on sale of timber properties, net of tax (Corporate / All Other)	—	—	—	(0.40)
Premium paid on early redemption of debt, net of tax	—	—	—	0.12
Adjusted Operating Results Per Share	$1.54	$0.93	$4.69	$3.34

DISCUSSION OF GUIDANCE UPDATE

National Fuel is revising its fiscal 2022 earnings guidance range and is now projecting earnings, excluding items impacting comparability, will be within the range of $5.85 to $5.95 per share. This updated range reflects the results of the third quarter, along with updated assumptions for the balance of the year, as detailed on page 8.

The Exploration and Production segment’s fiscal 2022 net production is expected to be in the range of 350 to 355 Bcfe, an increase of 2.5 Bcfe from the prior midpoint. Seneca currently has firm sales contracts in place for approximately 90% of its projected remaining fiscal 2022 natural gas production, limiting its exposure to in-basin markets. Approximately 80% of expected remaining Appalachian production is either matched by a financial hedge or was entered into at a fixed price.

The Company is also initiating preliminary guidance for fiscal 2023 with earnings projected to be within a range of $7.25 to $7.75 per share, or $7.50 per share at the midpoint of the range, an increase of 27% from the midpoint of the fiscal 2022
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guidance range. The anticipated increase in earnings is being driven largely by higher anticipated commodity price realizations, as well as forecasted growth in natural gas production and the associated impact on Gathering revenues.

Seneca’s fiscal 2023 net production is increasing to an expected range of 370 to 390 Bcfe, an increase of 27.5 Bcfe versus fiscal 2022 at the midpoint of the respective guidance ranges. When adjusting for the sale of Seneca’s California properties, fiscal 2023 production is expected to be 11% higher than fiscal 2022, at the midpoint of the respective guidance ranges.

In addition, the Company anticipates its natural gas price realizations after hedging to increase by approximately $0.62 per Mcf from its estimated fiscal 2022 realizations, driven in large part by lower expected hedge losses. Overall, Seneca has firm sales contracts in place for approximately 87% of its expected fiscal 2023 natural gas production, limiting its exposure to in-basin markets, while also having 67% supported by financial hedges, limiting exposure to potential swings in natural gas prices in fiscal 2023.

The Company’s consolidated capital expenditures in fiscal 2023 are expected to be in a range of $830 million to $940 million, an increase of $77.5 million versus the midpoint of its fiscal 2022 guidance. This preliminary guidance range incorporates planned activity, as described below, as well as anticipated inflationary impacts across all segments.

The Exploration and Production segment expects to maintain its current two-rig program for the entirety of fiscal 2023, and modestly increase completion activity relative to fiscal 2022. This increased level of completion activity is expected to be coupled with a greater share of our development program targeting the prolific Tioga County acreage. This will require incremental near-term capital expenditures in the Gathering segment to build out necessary infrastructure to support Seneca's growing production in the region.

In the Company’s regulated Pipeline and Storage and Utility segments, capital expenditures are primarily focused on modernizing existing infrastructure, which is expected to drive rate base growth in the range of 3% to 5%, on average over the next several years. These modernization efforts continue to enhance the safety and resiliency of our infrastructure and contribute to the ongoing reduction in the Company’s emissions profile.

Additional details on the Company's updated forecast assumptions and business segment guidance for fiscal 2022 and fiscal 2023 are outlined in the table on page 8.

DISCUSSION OF THIRD QUARTER RESULTS BY SEGMENT

The following earnings discussion of each operating segment for the quarter ended June 30, 2022 is summarized in a tabular form on pages 9 and 10 of this report (earnings drivers for the nine months ended June 30, 2022 are summarized on pages 11 and 12). It may be helpful to refer to those tables while reviewing this discussion.

Note that management defines Adjusted Operating Results as reported GAAP earnings adjusted for items impacting comparability, and Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability.

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Upstream Business

Exploration and Production Segment

The Exploration and Production segment operations are carried out by Seneca Resources Company, LLC ("Seneca"). Seneca explores for, develops and produces natural gas and oil reserves, primarily in Pennsylvania.

	Three Months Ended
	June 30,
(in thousands)	2022	2021	Variance
GAAP Earnings	$56,497	$39,015	$17,482
Gain on sale of West Coast assets, net of tax	(9,511)	—	(9,511)
Loss from discontinuance of crude oil cash flow hedges, net of tax	33,329	—	33,329
Transaction and severance costs related to West Coast asset sale, net of tax	7,238	—	7,238
Adjusted Operating Results	$87,553	$39,015	$48,538

Adjusted EBITDA	$184,622	$116,052	$68,570

Seneca’s third quarter GAAP earnings, which increased $17.5 million versus the prior year, include several items related to the sale of its California assets. In particular, Seneca recorded a $12.7 million ($9.5 million after-tax) gain related to assets that were not subject to the full cost method of accounting. The Company also recorded a loss of $44.6 million ($33.3 million after-tax) related to the termination of its remaining crude oil derivative contracts as a result of the sale. In addition, the Company incurred transaction and severance costs of $9.7 million ($7.2 million after-tax) related to the California asset sale. Excluding these items noted above, Seneca’s earnings increased $48.5 million primarily due to higher realized natural gas and crude oil prices, higher natural gas production, and a lower effective income tax rate, all of which were partially offset by higher operating expenses and higher interest expense.

Seneca produced 92.4 Bcfe during the third quarter, an increase of 9.4 Bcfe, or 11%, from the prior year. This is a result of a 9.5 Bcf increase in natural gas production primarily due to growth from Seneca's development program in Appalachia. Seneca's crude oil production decreased 32 MBbls, or 6%, versus the prior year primarily due to natural production decline in California.

Seneca's average realized natural gas price, after the impact of hedging and transportation costs, was $2.87 per Mcf, an increase of $0.67 per Mcf from the prior year. This increase was primarily due to higher NYMEX prices and higher spot prices at local sales points in Pennsylvania. Seneca's average realized oil price, after the impact of hedging, was $77.65 per Bbl, an increase of $18.43 per Bbl compared to the prior year.

Lease operating and transportation (“LOE”) expense increased $12.8 million primarily due to higher transportation costs in Appalachia as a result of increased production, and higher steam fuel, labor, utilities, well repair and workover expenses in California. LOE expense includes $53.1 million in intercompany expense for gathering and compression services used to connect Seneca's Appalachian production to sales points along interstate pipelines. Depreciation, depletion and amortization ("DD&A") expense increased $9.3 million due to higher natural gas production and a higher per unit DD&A rate, which was driven by an increase in capitalized costs in Seneca's full cost pool. Excluding the impact of the transaction and severance costs related to the sale of Seneca's California assets noted above, Seneca's other operating expenses increased $6.1 million due primarily to the accrual of estimated plugging and abandonment expenses related to certain offshore Gulf of Mexico wells that were formerly owned by the Company. Several years ago, Seneca sold those wells to an operator that has since gone bankrupt. As a result of that bankruptcy, the cost of abandoning the wells will likely revert back to Seneca.

Interest expense increased $2.6 million due primarily to a higher average amount of intercompany short-term borrowings outstanding coupled with a higher weighted average interest rate on such borrowings. The reduction in Seneca's effective income tax rate was primarily driven by the realization of the Enhanced Oil Recovery tax credit in fiscal 2022, which was not available in the prior year.

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Midstream Businesses

Pipeline and Storage Segment

The Pipeline and Storage segment’s operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and Pennsylvania.

	Three Months Ended
	June 30,
(in thousands)	2022	2021	Variance
GAAP Earnings	$26,599	$21,948	$4,651

Adjusted EBITDA	$62,565	$53,086	$9,479

The Pipeline and Storage segment’s third quarter GAAP earnings increased $4.7 million versus the prior year primarily due to an increase in operating revenues, partially offset by higher operation and maintenance ("O&M") expense and higher DD&A expense. The increase in operating revenues of $11.5 million was primarily attributable to higher transportation revenues from Supply Corporation's FM100 Project, which was placed in service in December 2021. O&M expense increased $1.7 million primarily due to an increase in personnel costs, as well as higher vehicle fuel costs and compressor station maintenance costs. The increase in DD&A expense of $1.7 million was primarily attributable to incremental depreciation expense from the FM100 Project.

Gathering Segment

The Gathering segment’s operations are carried out by National Fuel Gas Midstream Company, LLC’s limited liability companies. The Gathering segment constructs, owns and operates natural gas gathering pipelines and compression facilities in the Appalachian region, which primarily delivers Seneca’s gross Appalachian production to the interstate pipeline system.

	Three Months Ended
	June 30,
(in thousands)	2022	2021	Variance
GAAP Earnings	$24,658	$20,427	$4,231

Adjusted EBITDA	$46,151	$39,929	$6,222

The Gathering segment’s third quarter GAAP earnings increased $4.2 million versus the prior year primarily due to higher operating revenues, which was partially offset by higher O&M expense. Operating revenues increased $7.3 million, or 15%, primarily driven by an 18.0 Bcf increase in gathered volumes from new wells that were brought on-line in Appalachia. The increase in O&M expense of $1.1 million was primarily due to an increase in personnel costs, higher costs for materials, and an increase in compressor station operating and preventative maintenance activity during the quarter.

Downstream Business

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

	Three Months Ended
	June 30,
(in thousands)	2022	2021	Variance
GAAP Earnings	$4,622	$4,841	$(219)

Adjusted EBITDA	$27,042	$29,431	$(2,389)

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The Utility segment’s third quarter GAAP earnings were essentially flat versus the prior year as the benefit of higher customer margin (operating revenues less purchased gas sold) and a decrease in non-service post-retirement benefit costs recorded in other income (deductions) were offset by higher O&M expense. The increase in customer margin was due primarily to higher revenues from the Company's system modernization tracking mechanism in its New York service territory, partially offset by a reduction in base rates in Pennsylvania as a result of a rate proceeding in Pennsylvania that concluded in the second quarter whereby the Utility agreed to lower the amount of other post-employment benefit (“OPEB”) expense it recovers in rates. With the elimination of OPEB expenses in rates, there was also a decrease in non-service post-retirement benefit costs recorded in other income (deductions). The increase in O&M expense was primarily attributable to higher personnel costs and an increase in vehicle fuel costs.

Corporate and All Other

The Company’s operations that are included in Corporate and All Other generated a combined net loss of $4.2 million in the current year third quarter, which was a $4.4 million decrease from the combined earnings of $0.2 million generated in the prior-year third quarter. The decrease in earnings was primarily driven by unrealized losses on investment securities recognized in the current quarter compared to unrealized gains on investment securities in the prior-year third quarter.

EARNINGS TELECONFERENCE

The Company will host a conference call on Friday, August 5, 2022, at 11 a.m. Eastern Time to discuss this announcement. Pre-registration is required to access the teleconference by phone in a listen-only mode by following this link: https://conferencingportals.com/event/LUMnWUbV. To access the webcast, visit the Events Calendar on the NFG Investor Relations website at investor.nationalfuelgas.com. An audio replay of the teleconference call will be available approximately two hours following the teleconference at the same website link and by phone at 800-770-2030 or 647-362-9199 using conference ID number “99543”. Both the webcast and conference call replay will be available until the close of business on Friday, August 12, 2022.

National Fuel is an integrated energy company reporting financial results for four operating segments: Exploration and Production, Pipeline and Storage, Gathering, and Utility. Additional information about National Fuel is available at www.nationalfuelgas.com.

Analyst Contact:	Brandon J. Haspett	716-857-7697
Media Contact:	Karen L. Merkel	716-857-7654

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, target rates of return, rate design, retained natural gas and system modernization), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; the Company’s ability to estimate accurately the time and resources necessary to meet emissions targets; governmental/regulatory actions and/or market pressures to reduce or eliminate reliance on natural gas; changes in economic conditions, including inflationary pressures and global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; changes in the price of natural gas; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; the length and severity of the ongoing COVID-19 pandemic, including its impacts across our businesses on demand, operations, global supply chains and liquidity; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures and other investments, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; impairments under the SEC’s full cost ceiling test for natural gas reserves; increased costs or delays or changes in plans with respect to Company projects or related projects of other companies, including disruptions due to the COVID-19 pandemic, as well as difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of
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interconnecting facility operators; the Company's ability to complete planned strategic transactions; the Company's ability to successfully integrate acquired assets and achieve expected cost synergies; changes in price differentials between similar quantities of natural gas sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; the impact of information technology disruptions, cybersecurity or data security breaches; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas reserves, including among others geology, lease availability, title disputes, weather conditions, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; other changes in price differentials between similar quantities of natural gas having different quality, heating value, hydrocarbon mix or delivery date; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; negotiations with the collective bargaining units representing the Company's workforce, including potential work stoppages during negotiations; uncertainty of gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas; changes in demographic patterns and weather conditions (including those related to climate change); changes in the availability, price or accounting treatment of derivative financial instruments; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities or acts of war; significant differences between the Company’s projected and actual capital expenditures and operating expenses; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.
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NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

GUIDANCE SUMMARY

As discussed on page 2, the Company is revising its earnings guidance for fiscal 2022 and initiating guidance for fiscal 2023. Additional details on the Company's forecast assumptions and business segment guidance for fiscal 2022 and fiscal 2023 are outlined in the table below.

The revised earnings guidance range does not include the impact of certain items that impacted the comparability of earnings during the nine months ended June 30, 2022, including: (1) the after-tax gain on the sale of West Coast assets, which increased earnings by $0.10 per share; (2) the after-tax loss from the discontinuance of crude oil cash flow hedges, which reduced earnings by $0.36 per share; (3) after-tax transaction and severance costs related to the West Coast asset sale, which reduced earnings by $0.08 per share; (4) the after-tax reduction of an other post-retirement regulatory liability, which increased earnings by $0.16 per share; and (5) after-tax unrealized losses on other investments, which reduced earnings by $0.08 per share. While the Company expects to record certain adjustments to unrealized gain or loss on investments during the three months ending September 30, 2022, the amounts of these and other potential adjustments are not reasonably determinable at this time. As such, the Company is unable to provide earnings guidance other than on a non-GAAP basis.

	Updated FY 2022 Guidance	Preliminary FY 2023 Guidance
Consolidated Earnings per Share, excluding items impacting comparability	$5.85 to $5.95	$7.25 to $7.75
Consolidated Effective Tax Rate	~ 25 - 25.5%	~ 25.5 - 26%

Capital Expenditures (Millions)
Exploration and Production	$525 - $550	$525 - $575
Pipeline and Storage	$100 - $120	$110 - $130
Gathering	$50 - $60	$85 - $105
Utility	$100 - $110	$110 - $130
Consolidated Capital Expenditures	$775 - $840	$830 - $940

Exploration & Production Segment Guidance*

Commodity Price Assumptions
NYMEX natural gas price (Oct - Mar | Apr - Sep)	$7.75 /MMBtu	$7.50 /MMBtu l $5.00 /MMBtu
Appalachian basin spot price (Oct - Mar | Apr - Sep)	$7.20 /MMBtu	$6.50 /MMBtu l $3.90 /MMBtu

Production (Bcfe)	350 to 355	370 to 390

E&P Operating Costs ($/Mcfe)
LOE	$0.70 - $0.71	$0.67 - $0.69
G&A	~$0.18	$0.17 - $0.19
DD&A	$0.57 - $0.59	$0.60 - $0.64

Other Business Segment Guidance (Millions)
Gathering Segment Revenues	$210 - $220	$235 - $250
Pipeline and Storage Segment Revenues	$365 - $375	$360 - $380

* Fiscal 2022 commodity price assumptions and operating costs are for the remaining 3 months of the fiscal year.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED JUNE 30, 2022
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	All Other	Consolidated*

Third quarter 2021 GAAP earnings	$39,015	$21,948	$20,427	$4,841	$244	$86,475
Items impacting comparability:
Unrealized (gain) loss on other investments					(1,025)	(1,025)
Tax impact of unrealized (gain) loss on other investments					215	215
Third quarter 2021 adjusted operating results	39,015	21,948	20,427	4,841	(566)	85,665
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	16,589					16,589
Higher (lower) crude oil production	(1,499)					(1,499)
Higher (lower) realized natural gas prices, after hedging	47,404					47,404
Higher (lower) realized crude oil prices, after hedging	7,663					7,663
Midstream Revenues
Higher (lower) operating revenues		9,174	5,747			14,921
Downstream Margins***
Impact of usage and weather				232		232
Impact of new rates				(1,105)		(1,105)
System modernization tracker revenues				1,345		1,345
Operating Expenses
Lower (higher) lease operating and transportation expenses	(10,129)					(10,129)
Lower (higher) operating expenses	(4,806)	(1,360)	(833)	(2,629)	1,616	(8,012)
Lower (higher) depreciation / depletion	(7,308)	(1,353)				(8,661)
Other Income (Expense)
(Higher) lower other deductions				1,938	(1,781)	157
(Higher) lower interest expense	(2,039)	(587)		(508)	965	(2,169)
Income Taxes
Lower (higher) income tax expense / effective tax rate	3,267	(658)	(317)	388	(1,715)	965
All other / rounding	(604)	(565)	(366)	120	(24)	(1,439)
Third quarter 2022 adjusted operating results	87,553	26,599	24,658	4,622	(1,505)	141,927
Items impacting comparability:
Gain on sale of West Coast assets	12,736					12,736
Tax impact of gain on sale of West Coast assets	(3,225)					(3,225)
Loss from discontinuance of crude oil cash flow hedges	(44,632)					(44,632)
Tax impact of loss from discontinuance of crude oil cash flow hedges	11,303					11,303
Transaction and severance costs related to West Coast asset sale	(9,693)					(9,693)
Tax impact of transaction and severance costs related to West Coast asset sale	2,455					2,455
Unrealized gain (loss) on other investments					(3,434)	(3,434)
Tax impact of unrealized gain (loss) on other investments					721	721
Third quarter 2022 GAAP earnings	$56,497	$26,599	$24,658	$4,622	$(4,218)	$108,158

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED JUNE 30, 2022
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
	Production	Storage	Gathering	Utility	All Other	Consolidated*

Third quarter 2021 GAAP earnings per share	$0.43	$0.24	$0.22	$0.05	$—	$0.94
Items impacting comparability:
Unrealized (gain) loss on other investments, net of tax					(0.01)	(0.01)
Third quarter 2021 adjusted operating results per share	0.43	0.24	0.22	0.05	(0.01)	0.93
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	0.18					0.18
Higher (lower) crude oil production	(0.02)					(0.02)
Higher (lower) realized natural gas prices, after hedging	0.51					0.51
Higher (lower) realized crude oil prices, after hedging	0.08					0.08
Midstream Revenues
Higher (lower) operating revenues		0.10	0.06			0.16
Downstream Margins***
Impact of usage and weather				—		—
Impact of new rates				(0.01)		(0.01)
System modernization tracker revenues				0.01		0.01
Operating Expenses
Lower (higher) lease operating and transportation expenses	(0.11)					(0.11)
Lower (higher) operating expenses	(0.05)	(0.01)	(0.01)	(0.03)	0.02	(0.08)
Lower (higher) depreciation / depletion	(0.08)	(0.01)				(0.09)
Other Income (Expense)
(Higher) lower other deductions				0.02	(0.02)	—
(Higher) lower interest expense	(0.02)	(0.01)		(0.01)	0.01	(0.03)
Income Taxes
Lower (higher) income tax expense / effective tax rate	0.04	(0.01)	—	—	(0.02)	0.01
All other / rounding	(0.01)	(0.01)	—	0.02	—	—
Third quarter 2022 adjusted operating results per share	0.95	0.29	0.27	0.05	(0.02)	1.54
Items impacting comparability:
Gain on sale of West Coast assets, net of tax	0.10					0.10
Loss from discontinuance of crude oil cash flow hedges, net of tax	(0.36)					(0.36)
Transaction and severance costs related to West Coast asset sale, net of tax	(0.08)					(0.08)
Unrealized gain (loss) on other investments, net of tax					(0.03)	(0.03)
Third quarter 2022 GAAP earnings per share	$0.61	$0.29	$0.27	$0.05	$(0.05)	$1.17

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

Page 11.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
NINE MONTHS ENDED JUNE 30, 2022
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
(Thousands of Dollars)	Production	Storage	Gathering	Utility	All Other	Consolidated*

Nine months ended June 30, 2021 GAAP earnings	$46,213	$71,060	$61,677	$59,922	$37,813	$276,685
Items impacting comparability:
Impairment of oil and gas properties	76,152					76,152
Tax impact of impairment of oil and gas properties	(20,980)					(20,980)
Gain on sale of timber properties					(51,066)	(51,066)
Tax impact of gain on sale of timber properties					14,069	14,069
Premium paid on early redemption of debt	14,772		943			15,715
Tax impact of premium paid on early redemption of debt	(4,062)		(259)			(4,321)
Unrealized (gain) loss on other investments					(575)	(575)
Tax impact of unrealized (gain) loss on other investments					120	120
Nine months ended June 30, 2021 adjusted operating results	112,095	71,060	62,361	59,922	361	305,799
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	30,188					30,188
Higher (lower) crude oil production	(3,787)					(3,787)
Higher (lower) realized natural gas prices, after hedging	93,251					93,251
Higher (lower) realized crude oil prices, after hedging	19,312					19,312
Higher (lower) other operating revenues	4,772					4,772
Midstream Revenues
Higher (lower) operating revenues		15,550	11,717			27,267
Downstream Margins***
Impact of usage and weather				3,194		3,194
Impact of new rates				(5,945)		(5,945)
System modernization tracker revenues				3,719		3,719
Regulatory revenue adjustments				(1,047)		(1,047)
Higher (lower) energy marketing margins					1,301	1,301
Operating Expenses
Lower (higher) lease operating and transportation expenses	(17,314)					(17,314)
Lower (higher) operating expenses	(7,841)	(5,878)	(2,180)	(4,542)	1,756	(18,685)
Lower (higher) property, franchise and other taxes	(3,136)	(751)				(3,887)
Lower (higher) depreciation / depletion	(14,089)	(2,853)	(957)			(17,899)
Other Income (Expense)
(Higher) lower other deductions		710		8,828	(1,875)	7,663
(Higher) lower interest expense	3,176			(679)		2,497
Income Taxes
Lower (higher) income tax expense / effective tax rate	3,833	(436)	(1,019)	1,243	(2,943)	678
All other / rounding	583	(166)	(35)	466	342	1,190
Nine months ended June 30, 2022 adjusted operating results	221,043	77,236	69,887	65,159	(1,058)	432,267
Items impacting comparability:
Reduction of other post-retirement regulatory liability				18,533		18,533
Tax impact of reduction of other post-retirement regulatory liability				(3,892)		(3,892)
Gain on sale of West Coast assets	12,736					12,736
Tax impact of gain on sale of West Coast assets	(3,225)					(3,225)
Loss from discontinuance of crude oil cash flow hedges	(44,632)					(44,632)
Tax impact of loss from discontinuance of crude oil cash flow hedges	11,303					11,303
Transaction and severance costs related to West Coast asset sale	(9,693)					(9,693)
Tax impact of transaction and severance costs related to West Coast asset sale	2,455					2,455
Unrealized gain (loss) on other investments					(10,093)	(10,093)
Tax impact of unrealized gain (loss) on other investments					2,120	2,120
Nine months ended June 30, 2022 GAAP earnings	$189,987	$77,236	$69,887	$79,800	$(9,031)	$407,879

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

Page 12.

NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
NINE MONTHS ENDED JUNE 30, 2022
(Unaudited)

	Upstream	Midstream		Downstream

	Exploration &	Pipeline &			Corporate /
	Production	Storage	Gathering	Utility	All Other	Consolidated*
Nine months ended June 30, 2021 GAAP earnings per share	$0.50	$0.78	$0.67	$0.65	$0.42	$3.02
Items impacting comparability:
Impairment of oil and gas properties, net of tax	0.60					0.60
Gain on sale of timber properties, net of tax					(0.40)	(0.40)
Premium paid on early redemption of debt, net of tax	0.12		—			0.12
Unrealized (gain) loss on other investments, net of tax					—	—
Rounding			0.01		(0.01)	—
Nine months ended June 30, 2021 adjusted operating results per share	1.22	0.78	0.68	0.65	0.01	3.34
Drivers of adjusted operating results**
Upstream Revenues
Higher (lower) natural gas production	0.33					0.33
Higher (lower) crude oil production	(0.04)					(0.04)
Higher (lower) realized natural gas prices, after hedging	1.01					1.01
Higher (lower) realized crude oil prices, after hedging	0.21					0.21
Higher (lower) other operating revenues	0.05					0.05
Midstream Revenues
Higher (lower) operating revenues		0.17	0.13			0.30
Downstream Margins***
Impact of usage and weather				0.03		0.03
Impact of new rates				(0.06)		(0.06)
System modernization tracker revenues				0.04		0.04
Regulatory revenue adjustments				(0.01)		(0.01)
Higher (lower) energy marketing margins					0.01	0.01
Operating Expenses
Lower (higher) lease operating and transportation expenses	(0.19)					(0.19)
Lower (higher) operating expenses	(0.09)	(0.06)	(0.02)	(0.05)	0.02	(0.20)
Lower (higher) property, franchise and other taxes	(0.03)	(0.01)				(0.04)
Lower (higher) depreciation / depletion	(0.15)	(0.03)	(0.01)			(0.19)
Other Income (Expense)
(Higher) lower other deductions		0.01		0.10	(0.02)	0.09
(Higher) lower interest expense	0.03			(0.01)		0.02
Income Taxes
Lower (higher) income tax expense / effective tax rate	0.04	—	(0.01)	0.01	(0.03)	0.01
All other / rounding	0.01	(0.02)	(0.01)	0.01	(0.01)	(0.02)
Nine months ended June 30, 2022 adjusted operating results per share	2.40	0.84	0.76	0.71	(0.02)	4.69
Items impacting comparability:
Reduction of other post-retirement regulatory liability, net of tax				0.16		0.16
Gain on sale of West Coast assets, net of tax	0.10					0.10
Loss from discontinuance of crude oil cash flow hedges, net of tax	(0.36)					(0.36)
Transaction and severance costs related to West Coast asset sale, net of tax	(0.08)					(0.08)
Unrealized gain (loss) on other investments, net of tax					(0.08)	(0.08)
Nine months ended June 30, 2022 GAAP earnings per share	$2.06	$0.84	$0.76	$0.87	$(0.10)	$4.43

* Amounts do not reflect intercompany eliminations.
** Drivers of adjusted operating results have been calculated using the 21% federal statutory rate.
*** Downstream margin defined as operating revenues less purchased gas expense.

Page 13.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	(Unaudited)		(Unaudited)
SUMMARY OF OPERATIONS	2022	2021	2022	2021
Operating Revenues:
Utility and Energy Marketing Revenues	$179,888	$126,933	$785,664	$587,247
Exploration and Production and Other Revenues	252,638	209,618	758,594	621,933
Pipeline and Storage and Gathering Revenues	70,098	57,846	206,642	177,491
	502,624	394,397	1,750,900	1,386,671
Operating Expenses:
Purchased Gas	67,948	18,737	369,168	177,018
Operation and Maintenance:
Utility and Energy Marketing	46,403	42,577	146,523	139,521
Exploration and Production and Other	64,593	43,112	160,016	127,033
Pipeline and Storage and Gathering	33,988	31,239	97,434	87,471
Property, Franchise and Other Taxes	25,874	24,492	78,093	71,259
Depreciation, Depletion and Amortization	95,857	84,170	275,681	251,632
Impairment of Oil and Gas Producing Properties	—	—	—	76,152
	334,663	244,327	1,126,915	930,086
Gain on Sale of Assets	12,736	—	12,736	51,066
Operating Income	180,697	150,070	636,721	507,651

Other Income (Expense):
Other Income (Deductions)	(5,649)	(2,028)	3,291	(15,078)
Interest Expense on Long-Term Debt	(30,091)	(30,220)	(90,300)	(111,296)
Other Interest Expense	(3,882)	(1,012)	(6,561)	(4,630)

Income Before Income Taxes	141,075	116,810	543,151	376,647

Income Tax Expense	32,917	30,335	135,272	99,962

Net Income Available for Common Stock	$108,158	$86,475	$407,879	$276,685

Earnings Per Common Share
Basic	$1.18	$0.95	$4.46	$3.04
Diluted	$1.17	$0.94	$4.43	$3.02

Weighted Average Common Shares:
Used in Basic Calculation	91,456,265	91,172,683	91,388,417	91,113,973
Used in Diluted Calculation	92,168,518	91,762,898	92,083,560	91,642,849

Page 14.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	September 30,
(Thousands of Dollars)	2022	2021
ASSETS
Property, Plant and Equipment	$12,299,545	$13,103,639
Less - Accumulated Depreciation, Depletion and Amortization	5,914,097	6,719,356
Net Property, Plant and Equipment	6,385,448	6,384,283
Current Assets:
Cash and Temporary Cash Investments	432,576	31,528
Hedging Collateral Deposits	154,470	88,610
Receivables - Net	399,033	205,294
Unbilled Revenue	18,525	17,000
Gas Stored Underground	12,336	33,669
Materials, Supplies and Emission Allowances	39,634	53,560
Unrecovered Purchased Gas Costs	32,412	33,128
Other Current Assets	61,359	59,660
Total Current Assets	1,150,345	522,449
Other Assets:
Recoverable Future Taxes	125,576	121,992
Unamortized Debt Expense	9,308	10,589
Other Regulatory Assets	58,075	60,145
Deferred Charges	77,542	59,939
Other Investments	96,566	149,632
Goodwill	5,476	5,476
Prepaid Pension and Post-Retirement Benefit Costs	187,692	149,151
Fair Value of Derivative Financial Instruments	12,571	—
Other	3,487	1,169
Total Other Assets	576,293	558,093
Total Assets	$8,112,086	$7,464,825
CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000 Shares; Issued and
Outstanding - 91,465,569 Shares and 91,181,549 Shares, Respectively	$91,466	$91,182
Paid in Capital	1,022,954	1,017,446
Earnings Reinvested in the Business	1,472,395	1,191,175
Accumulated Other Comprehensive Loss	(582,868)	(513,597)
Total Comprehensive Shareholders' Equity	2,003,947	1,786,206
Long-Term Debt, Net of Current Portion and Unamortized Discount and Debt Issuance Costs	2,082,463	2,628,687
Total Capitalization	4,086,410	4,414,893
Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	400,000	158,500
Current Portion of Long-Term Debt	549,000	—
Accounts Payable	145,320	171,655
Amounts Payable to Customers	292	21
Dividends Payable	43,446	41,487
Interest Payable on Long-Term Debt	45,017	17,376
Customer Advances	—	17,223
Customer Security Deposits	25,200	19,292
Other Accruals and Current Liabilities	254,383	194,169
Fair Value of Derivative Financial Instruments	703,788	616,410
Total Current and Accrued Liabilities	2,166,446	1,236,133
Other Liabilities:
Deferred Income Taxes	767,207	660,420
Taxes Refundable to Customers	346,577	354,089
Cost of Removal Regulatory Liability	256,092	245,636
Other Regulatory Liabilities	199,094	200,643
Pension and Other Post-Retirement Liabilities	4,732	7,526
Asset Retirement Obligations	152,100	209,639
Other Liabilities	133,428	135,846
Total Other Liabilities	1,859,230	1,813,799
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$8,112,086	$7,464,825

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Nine Months Ended
	June 30,
(Thousands of Dollars)	2022	2021

Operating Activities:
Net Income Available for Common Stock	$407,879	$276,685
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Gain on Sale of Assets	(12,736)	(51,066)
Impairment of Oil and Gas Producing Properties	—	76,152
Depreciation, Depletion and Amortization	275,681	251,632
Deferred Income Taxes	121,150	89,277
Premium Paid on Early Redemption of Debt	—	15,715
Stock-Based Compensation	15,178	12,296
Reduction of Other Post-Retirement Regulatory Liability	(18,533)	—
Other	27,527	7,795
Change in:
Receivables and Unbilled Revenue	(194,832)	(40,733)
Gas Stored Underground and Materials, Supplies and Emission Allowances	24,141	19,024
Unrecovered Purchased Gas Costs	716	—
Other Current Assets	(1,699)	(4,282)
Accounts Payable	19,259	7,474
Amounts Payable to Customers	271	(3,595)
Customer Advances	(17,223)	(15,319)
Customer Security Deposits	5,908	2,073
Other Accruals and Current Liabilities	61,322	23,154
Other Assets	(44,184)	5,839
Other Liabilities	(15,809)	(311)
Net Cash Provided by Operating Activities	$654,016	$671,810

Investing Activities:
Capital Expenditures	$(592,487)	$(512,775)
Net Proceeds from Sale of Oil and Gas Producing Properties	254,439	—
Net Proceeds from Sale of Timber Properties	—	104,582
Sale of Fixed Income Mutual Fund Shares in Grantor Trust	30,000	—
Other	13,528	11,223
Net Cash Used in Investing Activities	$(294,520)	$(396,970)

Financing Activities:
Changes in Notes Payable to Banks and Commercial Paper	$241,500	$(30,000)
Reduction of Long-Term Debt	—	(515,715)
Dividends Paid on Common Stock	(124,701)	(121,606)
Net Proceeds From Issuance of Long-Term Debt	—	495,267
Net Repurchases of Common Stock	(9,387)	(3,605)
Net Cash Provided by (Used in) Financing Activities	$107,412	$(175,659)

Net Increase in Cash, Cash Equivalents, and Restricted Cash	466,908	99,181
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	120,138	20,541
Cash, Cash Equivalents, and Restricted Cash at June 30	$587,046	$119,722

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

UPSTREAM BUSINESS

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
EXPLORATION AND PRODUCTION SEGMENT	2022	2021	Variance	2022	2021	Variance
Total Operating Revenues	$252,638	$209,535	$43,103	$758,428	$621,116	$137,312
Operating Expenses:
Operation and Maintenance:
General and Administrative Expense	26,844	16,165	10,679	63,396	51,017	12,379
Lease Operating and Transportation Expense	79,529	66,708	12,821	221,213	199,296	21,917
All Other Operation and Maintenance Expense	8,854	3,757	5,097	18,183	10,944	7,239
Property, Franchise and Other Taxes	7,114	6,853	261	19,888	15,918	3,970
Depreciation, Depletion and Amortization	55,136	45,886	9,250	155,190	137,356	17,834
Impairment of Oil and Gas Producing Properties	—	—	—	—	76,152	(76,152)
	177,477	139,369	38,108	477,870	490,683	(12,813)
Gain on Sale of Assets	12,736	—	12,736	12,736	—	12,736
Operating Income	87,897	70,166	17,731	293,294	130,433	162,861

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(186)	(289)	103	(558)	(860)	302
Interest and Other Income	482	18	464	613	176	437
Interest Expense on Long-Term Debt	—	—	—	—	(15,119)	15,119
Interest Expense	(14,589)	(12,008)	(2,581)	(38,927)	(42,601)	3,674
Income Before Income Taxes	73,604	57,887	15,717	254,422	72,029	182,393
Income Tax Expense	17,107	18,872	(1,765)	64,435	25,816	38,619
Net Income	$56,497	$39,015	$17,482	$189,987	$46,213	$143,774
Net Income Per Share (Diluted)	$0.61	$0.43	$0.18	$2.06	$0.50	$1.56

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

MIDSTREAM BUSINESSES

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
PIPELINE AND STORAGE SEGMENT	2022	2021	Variance	2022	2021	Variance
Revenues from External Customers	$67,236	$57,258	$9,978	$196,579	$175,881	$20,698
Intersegment Revenues	28,312	26,805	1,507	82,716	82,651	65
Total Operating Revenues	95,548	84,063	11,485	279,295	258,532	20,763
Operating Expenses:
Purchased Gas	(139)	(11)	(128)	1,298	219	1,079
Operation and Maintenance	24,639	22,918	1,721	71,249	63,809	7,440
Property, Franchise and Other Taxes	8,483	8,070	413	25,664	24,713	951
Depreciation, Depletion and Amortization	17,322	15,609	1,713	50,417	46,806	3,611
	50,305	46,586	3,719	148,628	135,547	13,081

Operating Income	45,243	37,477	7,766	130,667	122,985	7,682

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Credit	767	125	642	2,302	376	1,926
Interest and Other Income	735	1,364	(629)	2,330	3,159	(829)
Interest Expense	(10,813)	(10,070)	(743)	(31,564)	(31,353)	(211)
Income Before Income Taxes	35,932	28,896	7,036	103,735	95,167	8,568
Income Tax Expense	9,333	6,948	2,385	26,499	24,107	2,392
Net Income	$26,599	$21,948	$4,651	$77,236	$71,060	$6,176
Net Income Per Share (Diluted)	$0.29	$0.24	$0.05	$0.84	$0.78	$0.06

	Three Months Ended			Nine Months Ended
	March 31,			June 30,
GATHERING SEGMENT	2022	2021	Variance	2022	2021	Variance
Revenues from External Customers	$2,862	$588	$2,274	$10,063	$1,610	$8,453
Intersegment Revenues	53,069	48,068	5,001	150,696	144,317	6,379
Total Operating Revenues	55,931	48,656	7,275	160,759	145,927	14,832
Operating Expenses:
Operation and Maintenance	9,770	8,715	1,055	27,509	24,750	2,759
Property, Franchise and Other Taxes	10	12	(2)	12	30	(18)
Depreciation, Depletion and Amortization	8,589	8,131	458	25,343	24,132	1,211
	18,369	16,858	1,511	52,864	48,912	3,952

Operating Income	37,562	31,798	5,764	107,895	97,015	10,880

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(56)	(68)	12	(168)	(203)	35
Interest and Other Income	53	10	43	81	253	(172)
Interest Expense on Long-Term Debt	—	—	—	—	(965)	965
Interest Expense	(4,164)	(4,102)	(62)	(12,383)	(12,435)	52
Income Before Income Taxes	33,395	27,638	5,757	95,425	83,665	11,760
Income Tax Expense	8,737	7,211	1,526	25,538	21,988	3,550
Net Income	$24,658	$20,427	$4,231	$69,887	$61,677	$8,210
Net Income Per Share (Diluted)	$0.27	$0.22	$0.05	$0.76	$0.67	$0.09

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

DOWNSTREAM BUSINESS

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
UTILITY SEGMENT	2022	2021	Variance	2022	2021	Variance
Revenues from External Customers	$179,888	$126,934	$52,954	$785,664	$586,618	$199,046
Intersegment Revenues	60	74	(14)	245	271	(26)
Total Operating Revenues	179,948	127,008	52,940	785,909	586,889	199,020
Operating Expenses:
Purchased Gas	95,587	44,848	50,739	448,268	255,011	193,257
Operation and Maintenance	47,176	43,296	3,880	148,885	141,412	7,473
Property, Franchise and Other Taxes	10,143	9,433	710	32,156	30,181	1,975
Depreciation, Depletion and Amortization	14,765	14,505	260	44,592	42,811	1,781
	167,671	112,082	55,589	673,901	469,415	204,486

Operating Income	12,277	14,926	(2,649)	112,008	117,474	(5,466)

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Credit (Costs)	(2,678)	(5,747)	3,069	6,018	(24,674)	30,692
Interest and Other Income	349	960	(611)	1,162	2,142	(980)
Interest Expense	(6,087)	(5,510)	(577)	(17,115)	(16,457)	(658)
Income Before Income Taxes	3,861	4,629	(768)	102,073	78,485	23,588
Income Tax Expense (Benefit)	(761)	(212)	(549)	22,273	18,563	3,710
Net Income	$4,622	$4,841	$(219)	$79,800	$59,922	$19,878
Net Income Per Share (Diluted)	$0.05	$0.05	$—	$0.87	$0.65	$0.22

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Nine Months Ended
(Thousands of Dollars, except per share amounts)	June 30,			June 30,
ALL OTHER	2022	2021	Variance	2022	2021	Variance
Revenues from External Customers	$—	$(1)	$1	$—	$1,174	$(1,174)
Intersegment Revenues	—	2	(2)	6	22	(16)
Total Operating Revenues	—	1	(1)	6	1,196	(1,190)
Operating Expenses:
Purchased Gas	—	4	(4)	6	2,297	(2,291)
Operation and Maintenance	—	17	(17)	5	701	(696)
Property, Franchise and Other Taxes	—	—	—	—	47	(47)
Depreciation, Depletion and Amortization	—	—	—	—	394	(394)
	—	21	(21)	11	3,439	(3,428)
Gain on Sale of Assets	—	—	—	—	51,066	(51,066)
Operating Income (Loss)	—	(20)	20	(5)	48,823	(48,828)
Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	—	—	—	—	(7)	7
Interest and Other Income	—	3	(3)	2	229	(227)
Income (Loss) before Income Taxes	—	(17)	17	(3)	49,045	(49,048)
Income Tax Expense (Benefit)	—	(1,056)	1,056	4	11,428	(11,424)
Net Income (Loss)	$—	$1,039	$(1,039)	$(7)	$37,617	$(37,624)
Net Income (Loss) Per Share (Diluted)	$—	$0.01	$(0.01)	$—	$0.41	$(0.41)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
CORPORATE	2022	2021	Variance	2022	2021	Variance
Revenues from External Customers	$—	$83	$(83)	$166	$272	$(106)
Intersegment Revenues	1,082	1,027	55	3,247	2,718	529
Total Operating Revenues	1,082	1,110	(28)	3,413	2,990	423
Operating Expenses:
Operation and Maintenance	3,195	5,224	(2,029)	10,039	11,566	(1,527)
Property, Franchise and Other Taxes	124	124	—	373	370	3
Depreciation, Depletion and Amortization	45	39	6	139	133	6
	3,364	5,387	(2,023)	10,551	12,069	(1,518)

Operating Loss	(2,282)	(4,277)	1,995	(7,138)	(9,079)	1,941
Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(1,017)	(923)	(94)	(3,052)	(2,769)	(283)
Interest and Other Income	31,019	33,433	(2,414)	92,937	107,728	(14,791)
Interest Expense on Long-Term Debt	(30,091)	(30,220)	129	(90,300)	(95,212)	4,912
Other Interest Expense	(3,346)	(236)	(3,110)	(4,948)	(2,412)	(2,536)
Loss before Income Taxes	(5,717)	(2,223)	(3,494)	(12,501)	(1,744)	(10,757)
Income Tax Benefit	(1,499)	(1,428)	(71)	(3,477)	(1,940)	(1,537)
Net Income (Loss)	$(4,218)	$(795)	$(3,423)	$(9,024)	$196	$(9,220)
Net Income (Loss) Per Share (Diluted)	$(0.05)	$(0.01)	$(0.04)	$(0.10)	$0.01	$(0.11)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
INTERSEGMENT ELIMINATIONS	2022	2021	Variance	2022	2021	Variance
Intersegment Revenues	$(82,523)	$(75,976)	$(6,547)	$(236,910)	$(229,979)	$(6,931)
Operating Expenses:
Purchased Gas	(27,500)	(26,104)	(1,396)	(80,404)	(80,509)	105
Operation and Maintenance	(55,023)	(49,872)	(5,151)	(156,506)	(149,470)	(7,036)
	(82,523)	(75,976)	(6,547)	(236,910)	(229,979)	(6,931)
Operating Income	—	—	—	—	—	—
Other Income (Expense):
Interest and Other Deductions	(35,117)	(30,914)	(4,203)	(98,376)	(100,628)	2,252
Interest Expense	35,117	30,914	4,203	98,376	100,628	(2,252)
Net Income	$—	$—	$—	$—	$—	$—
Net Income Per Share (Diluted)	$—	$—	$—	$—	$—	$—

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended					Nine Months Ended
	June 30,					June 30,
	(Unaudited)					(Unaudited)
					Increase					Increase
	2022		2021		(Decrease)	2022		2021		(Decrease)

Capital Expenditures:
Exploration and Production	$131,776	'(1)	$94,152	'(3)	$37,624	$405,736	(1)(2)	$263,763	(3)(4)	$141,973
Pipeline and Storage	19,778	'(1)	63,863	'(3)	(44,085)	58,243	(1)(2)	155,556	(3)(4)	(97,313)
Gathering	8,614	'(1)	6,209	'(3)	2,405	28,588	(1)(2)	25,628	(3)(4)	2,960
Utility	27,664	'(1)	24,866	'(3)	2,798	70,972	(1)(2)	66,691	(3)(4)	4,281
Total Reportable Segments	187,832		189,090		(1,258)	563,539		511,638		51,901
All Other	—		—		—	—		—		—
Corporate	166		129		37	663		218		445
Eliminations	—		(1,898)		1,898	—		(2,118)		2,118
Total Capital Expenditures	$187,998		$187,321		$677	$564,202		$509,738		$54,464

(1)Capital expenditures for the quarter and nine months ended June 30, 2022, include accounts payable and accrued liabilities related to capital expenditures of $62.0 million, $5.2 million, $2.5 million, and $4.7 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at June 30, 2022, since they represent non-cash investing activities at that date.

(2)Capital expenditures for the nine months ended June 30, 2022, exclude capital expenditures of $47.9 million, $39.4 million, $4.8 million and $10.6 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2021 and paid during the nine months ended June 30, 2022. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2021, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at June 30, 2022.

(3)Capital expenditures for the quarter and nine months ended June 30, 2021, include accounts payable and accrued liabilities related to capital expenditures of $49.7 million, $25.8 million, $0.9 million, and $5.1 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at June 30, 2021, since they represent non-cash investing activities at that date.

(4)Capital expenditures for the nine months ended June 30, 2021, exclude capital expenditures of $45.8 million, $17.3 million, $13.5 million and $10.7 million in the Exploration and Production segment, Pipeline and Storage segment, Gathering segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2020 and paid during the nine months ended June 30, 2021. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2020, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at June 30, 2021.

DEGREE DAYS
				Percent Colder
				(Warmer) Than:
Three Months Ended June 30,	Normal	2022	2021	Normal (1)	Last Year (1)
Buffalo, NY	912	797	794	(12.6)	0.4
Erie, PA	871	741	741	(14.9)	—

Nine Months Ended June 30,
Buffalo, NY	6,455	5,662	5,693	(12.3)	(0.5)
Erie, PA	6,023	5,274	5,188	(12.4)	1.7

(1)Percents compare actual 2022 degree days to normal degree days and actual 2022 degree days to actual 2021 degree days.

Page 21.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2022	2021	(Decrease)	2022	2021	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	88,888	79,314	9,574	253,842	236,429	17,413
West Coast	405	431	(26)	1,210	1,300	(90)
Total Production	89,293	79,745	9,548	255,052	237,729	17,323

Average Prices (Per Mcf)
Appalachia	$5.50	$2.29	$3.21	$4.64	$2.25	$2.39
West Coast	10.29	5.36	4.93	10.04	5.83	4.21
Weighted Average	5.52	2.31	3.21	4.67	2.27	2.40
Weighted Average after Hedging	2.87	2.20	0.67	2.67	2.21	0.46

Oil Production/Prices:
Production (Thousands of Barrels)
Appalachia	7	1	6	8	2	6
West Coast	519	557	(38)	1,589	1,681	(92)
Total Production	526	558	(32)	1,597	1,683	(86)

Average Prices (Per Barrel)
Appalachia	$108.47	$42.09	$66.38	$104.83	$43.13	$61.70
West Coast	110.79	67.55	43.24	94.06	56.92	37.14
Weighted Average	110.76	67.52	43.24	94.11	56.90	37.21
Weighted Average after Hedging (1)	77.65	59.22	18.43	70.71	55.40	15.31

Total Production (MMcfe)	92,449	83,093	9,356	264,634	247,827	16,807

Selected Operating Performance Statistics:
General & Administrative Expense per Mcfe (2)	$0.19	$0.19	$—	$0.20	$0.21	$(0.01)
Lease Operating and Transportation Expense per Mcfe (2)(3)	$0.86	$0.80	$0.06	$0.84	$0.80	$0.04
Depreciation, Depletion & Amortization per Mcfe (2)	$0.60	$0.55	$0.05	$0.59	$0.55	$0.04

(1)Weighted average oil price after hedging for the three and nine months ended June 30, 2022 excludes a loss on discontinuance of crude oil cash flow hedges of $44,632.

(2)Refer to page 16 for the General and Administrative Expense, Lease Operating and Transportation Expense and Depreciation, Depletion, and Amortization Expense for the Exploration and Production segment. General and Administrative Expense per Mcfe for the three and nine months ended June 30, 2022 excludes transaction and severance costs related to the California asset sale.
(3)Amounts include transportation expense of $0.57 and $0.57 per Mcfe for the three months ended June 30, 2022 and June 30, 2021, respectively. Amounts include transportation expense of $0.56 and $0.57 per Mcfe for the nine months ended June 30, 2022 and June 30, 2021, respectively.

Page 22.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

EXPLORATION AND PRODUCTION INFORMATION

Hedging Summary for Remaining Three Months of Fiscal 2022	Volume		Average Hedge Price
Gas Swaps
NYMEX	53,580,000	MMBTU	$2.76 / MMBTU
Fixed Price Physical Sales	18,940,197	MMBTU	$2.62 / MMBTU
Total	72,520,197	MMBTU	$2.72 / MMBTU
Hedging Summary for Fiscal 2023	Volume		Average Hedge Price
Gas Swaps
NYMEX	116,200,000	MMBTU	$2.79 / MMBTU
No Cost Collars	70,400,000	MMBTU	$3.11 / MMBTU (Floor) / $3.64 / MMBTU (Ceiling)
Fixed Price Physical Sales	73,107,694	MMBTU	$2.44 / MMBTU
Total	259,707,694	MMBTU
Hedging Summary for Fiscal 2024	Volume		Average Hedge Price
Gas Swaps
NYMEX	61,080,000	MMBTU	$2.72 / MMBTU
No Cost Collars	59,200,000	MMBTU	$3.20 / MMBTU (Floor) / $3.78 / MMBTU (Ceiling)
Fixed Price Physical Sales	60,223,801	MMBTU	$2.22 / MMBTU
Total	180,503,801	MMBTU
Hedging Summary for Fiscal 2025	Volume		Average Hedge Price
Gas Swaps
NYMEX	23,660,000	MMBTU	$2.74 / MMBTU
No Cost Collars	43,960,000	MMBTU	$3.49 / MMBTU (Floor) / $4.65 / MMBTU (Ceiling)
Fixed Price Physical Sales	57,180,046	MMBTU	$2.21 / MMBTU
Total	124,800,046	MMBTU
Hedging Summary for Fiscal 2026	Volume		Average Hedge Price
Gas Swaps
NYMEX	1,720,000	MMBTU	$2.75 / MMBTU
No Cost Collars	42,720,000	MMBTU	$3.53 / MMBTU (Floor) / $4.76 / MMBTU (Ceiling)
Fixed Price Physical Sales	60,185,049	MMBTU	$2.30 / MMBTU
Total	104,625,049	MMBTU
Hedging Summary for Fiscal 2027	Volume		Average Hedge Price
No Cost Collars	3,560,000	MMBTU	$3.53 / MMBTU (Floor) / $4.76 / MMBTU (Ceiling)
Fixed Price Physical Sales	43,434,257	MMBTU	$2.35 / MMBTU
Total	46,994,257	MMBTU
Hedging Summary for Fiscal 2028	Volume		Average Hedge Price
Fixed Price Physical Sales	11,850,451	MMBTU	$2.48 / MMBTU
Hedging Summary for Fiscal 2029	Volume		Average Hedge Price
Fixed Price Physical Sales	766,673	MMBTU	$2.54 / MMBTU

Page 23.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline & Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2022	2021	(Decrease)	2022	2021	(Decrease)
Firm Transportation - Affiliated	19,558	19,202	356	94,213	92,290	1,923
Firm Transportation - Non-Affiliated	156,310	155,022	1,288	507,278	494,458	12,820
Interruptible Transportation	206	181	25	1,726	1,205	521
	176,074	174,405	1,669	603,217	587,953	15,264

Gathering Volume - (MMcf)
	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2022	2021	(Decrease)	2022	2021	(Decrease)
Gathered Volume	109,797	91,817	17,980	314,625	275,283	39,342

Utility Throughput - (MMcf)
	Three Months Ended			Nine Months Ended
	June 30,			June 30,
			Increase			Increase
	2022	2021	(Decrease)	2022	2021	(Decrease)
Retail Sales:
Residential Sales	10,344	9,776	568	59,865	57,241	2,624
Commercial Sales	1,511	1,369	142	8,977	8,206	771
Industrial Sales	74	65	9	466	441	25
	11,929	11,210	719	69,308	65,888	3,420
Transportation	12,936	13,298	(362)	56,274	55,815	459
	24,865	24,508	357	125,582	121,703	3,879

Page 24.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding Adjusted Operating Results, Adjusted EBITDA and free cash flow, which are non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results or liquidity and for comparing the Company’s financial performance to other companies. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines Adjusted Operating Results as reported GAAP earnings before items impacting comparability. The following table reconciles National Fuel's reported GAAP earnings to Adjusted Operating Results for the three and nine months ended June 30, 2022 and 2021:

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(in thousands except per share amounts)	2022	2021	2022	2021
Reported GAAP Earnings	$108,158	$86,475	$407,879	$276,685
Items impacting comparability:
Items related to West Coast asset sale:
Gain on sale of West Coast assets (E&P)	(12,736)	—	(12,736)	—
Tax impact of gain on sale of West Coast assets	3,225	—	3,225	—
Loss from discontinuance of crude oil cash flow hedges (E&P)	44,632	—	44,632	—
Tax impact of loss from discontinuance of crude oil cash flow hedges	(11,303)	—	(11,303)	—
Transaction and severance costs (E&P)	9,693	—	9,693	—
Tax impact of transaction and severance costs	(2,455)	—	(2,455)	—
Total items impacting comparability related to West Coast asset sale	31,056	—	31,056	—

Reduction of other post-retirement regulatory liability (Utility)	—	—	(18,533)	—
Tax impact of reduction of other post-retirement regulatory liability	—	—	3,892	—
Unrealized (gain) loss on other investments (Corporate/All Other)	3,434	(1,025)	10,093	(575)
Tax impact of unrealized (gain) loss on other investments	(721)	215	(2,120)	120
Impairment of oil and gas properties (E&P)	—	—	—	76,152
Tax impact of impairment of oil and gas properties	—	—	—	(20,980)
Gain on sale of timber properties (Corporate/All Other)	—	—	—	(51,066)
Tax impact of gain on sale of timber properties	—	—	—	14,069
Premium paid on early redemption of debt	—	—	—	15,715
Tax impact of premium paid on early redemption of debt	—	—	—	(4,321)
Adjusted Operating Results	$141,927	$85,665	$432,267	$305,799

Reported GAAP Earnings Per Share	$1.17	$0.94	$4.43	$3.02
Items impacting comparability:
Items related to West Coast asset sale:
Gain on sale of West Coast assets, net of tax (E&P)	(0.10)	—	(0.10)	—
Loss from discontinuance of crude oil cash flow hedges, net of tax (E&P)	0.36	—	0.36	—
Transaction and severance costs, net of tax (E&P)	0.08	—	0.08	—
Total items impacting comparability related to West Coast asset sale	0.34	—	0.34	—

Reduction of other post-retirement regulatory liability, net of tax (Utility)	—	—	(0.16)	—
Unrealized (gain) loss on other investments, net of tax (Corporate/All Other)	0.03	(0.01)	0.08	—
Impairment of oil and gas properties, net of tax (E&P)	—	—	—	0.60
Gain on sale of timber properties, net of tax (Corporate/All Other)	—	—	—	(0.40)
Premium paid on early redemption of debt, net of tax	—	—	—	0.12
Adjusted Operating Results Per Share	$1.54	$0.93	$4.69	$3.34

Page 25.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES (Continued)

Management defines Adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability. The following tables reconcile National Fuel's reported GAAP earnings to Adjusted EBITDA for the three and nine months ended June 30, 2022 and 2021:

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(in thousands)	2022	2021	2022	2021
Reported GAAP Earnings	$108,158	$86,475	$407,879	$276,685
Depreciation, Depletion and Amortization	95,857	84,170	275,681	251,632
Other (Income) Deductions	5,649	2,028	(3,291)	15,078
Interest Expense	33,973	31,232	96,861	115,926
Income Taxes	32,917	30,335	135,272	99,962
Impairment of Oil and Gas Producing Properties	—	—	—	76,152
Gain on Sale of Assets	(12,736)	—	(12,736)	(51,066)
Loss from discontinuance of crude oil cash flow hedges (E&P)	44,632	—	44,632	—
Transaction and severance costs related to West Coast asset sale (E&P)	9,693	—	9,693	—
Adjusted EBITDA	$318,143	$234,240	$953,991	$784,369

Adjusted EBITDA by Segment
Pipeline and Storage Adjusted EBITDA	$62,565	$53,086	$181,084	$169,791
Gathering Adjusted EBITDA	46,151	39,929	133,238	121,147
Total Midstream Businesses Adjusted EBITDA	108,716	93,015	314,322	290,938
Exploration and Production Adjusted EBITDA	184,622	116,052	490,073	343,941
Utility Adjusted EBITDA	27,042	29,431	156,600	160,285
Corporate and All Other Adjusted EBITDA	(2,237)	(4,258)	(7,004)	(10,795)
Total Adjusted EBITDA	$318,143	$234,240	$953,991	$784,369

Page 26.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
SEGMENT ADJUSTED EBITDA

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
(in thousands)	2022	2021	2022	2021
Exploration and Production Segment
Reported GAAP Earnings	$56,497	$39,015	$189,987	$46,213
Depreciation, Depletion and Amortization	55,136	45,886	155,190	137,356
Other (Income) Deductions	(296)	271	(55)	684
Interest Expense	14,589	12,008	38,927	57,720
Income Taxes	17,107	18,872	64,435	25,816
Impairment of Oil and Gas Producing Properties	—	—	—	76,152
Gain on Sale of West Coast assets	(12,736)	—	(12,736)	—
Loss from discontinuance of crude oil cash flow hedges	44,632	—	44,632	—
Transaction and severance costs related to West Coast asset sale	9,693	—	9,693	—
Adjusted EBITDA	$184,622	$116,052	$490,073	$343,941

Pipeline and Storage Segment
Reported GAAP Earnings	$26,599	$21,948	$77,236	$71,060
Depreciation, Depletion and Amortization	17,322	15,609	50,417	46,806
Other (Income) Deductions	(1,502)	(1,489)	(4,632)	(3,535)
Interest Expense	10,813	10,070	31,564	31,353
Income Taxes	9,333	6,948	26,499	24,107
Adjusted EBITDA	$62,565	$53,086	$181,084	$169,791

Gathering Segment
Reported GAAP Earnings	$24,658	$20,427	$69,887	$61,677
Depreciation, Depletion and Amortization	8,589	8,131	25,343	24,132
Other (Income) Deductions	3	58	87	(50)
Interest Expense	4,164	4,102	12,383	13,400
Income Taxes	8,737	7,211	25,538	21,988
Adjusted EBITDA	$46,151	$39,929	$133,238	$121,147

Utility Segment
Reported GAAP Earnings	$4,622	$4,841	$79,800	$59,922
Depreciation, Depletion and Amortization	14,765	14,505	44,592	42,811
Other (Income) Deductions	2,329	4,787	(7,180)	22,532
Interest Expense	6,087	5,510	17,115	16,457
Income Taxes	(761)	(212)	22,273	18,563
Adjusted EBITDA	$27,042	$29,431	$156,600	$160,285

Corporate and All Other
Reported GAAP Earnings	$(4,218)	$244	$(9,031)	$37,813
Depreciation, Depletion and Amortization	45	39	139	527
Other (Income) Deductions	5,115	(1,599)	8,489	(4,553)
Interest Expense	(1,680)	(458)	(3,128)	(3,004)
Income Taxes	(1,499)	(2,484)	(3,473)	9,488
Gain on Sale of Timber Properties	—	—	—	(51.066)
Adjusted EBITDA	$(2,237)	$(4,258)	$(7,004)	$(10,795)

Management defines free cash flow as funds from operations (net cash provided by operating activities less changes in working capital) less capital expenditures. The Company is unable to provide a reconciliation of projected free cash flow as described in this release to its comparable financial measure calculated in accordance with GAAP without unreasonable efforts. This is due to our inability to calculate the comparable GAAP projected metrics, including operating income and total production costs, given the unknown effect, timing, and potential significance of certain income statement items.